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                       UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    January
                          21, 1997

                   IBM CREDIT CORPORATION
     _________________________________________________
     (Exact Name of Registrant as Specified in Charter)


       Delaware                  1-8175           22-2351962
____________________________  _____________  _____________________
(State or Other Jurisdiction  (Commission     (IRS Employer
   of Incorporation)           File Number)    Identification No.)

    1133 Westchester Avenue, Room 3C2108
          White Plains, New York                   10604
__________________________________________      ___________
  (Address of Principal Executive Offices)       (Zip Code)

Registrant's telephone number, including area code (914) 642-3000

                       Not Applicable
_____________________________________________________________
   (Former Name or Former Address, if changed Since Last
                          Report)



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Item 5.  Other Events

         The Registrant's press release dated January 21, 1997, regarding its financial results and selected balance sheet information as of and for the period ended December 31, 1996, is attached.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duty authorized.


                                         IBM CREDIT CORPORATION
                                             (Registrant)

                                     By:
                                        /s/ Kimberly A. Kispert
                                        ______________________________
                                        Name:  Kimberly A. Kispert
Date:  January 21, 1997                 Title: Controller and Treasurer


































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      IBM CREDIT CORPORATION ANNOUNCES 1996 FINANCIAL RESULTS

  WHITE PLAINS, NY, January 21, 1997 ... IBM Credit Corporation today reported 1996 net earnings of $271.1 million, compared with $230.5 million in 1995, an increase of 18 percent. Total assets at December
31, 1996, were $12.9 billion, compared with $11.4 billion at year-end 1995. The return on average equity was 20.7 percent in 1996, compared with 20.9 percent in 1995.
  During 1996, capital equipment financing originated for end users was $5.8 billion, a 28 percent increase compared with 1995. For 1996, working capital originated for distribution channels was $13.4 billion, a 30 percent increase compared with 1995. Retained earnings at December 31, 1996, were $977.6 million, compared with $751.6 million at December 31, 1995, an increase of 30 percent. To support the increased financing volumes, total debt at December 31, 1996, rose to $8.1 billion from $7.6 billion at December 31, 1995, an increase of 7 percent.
  In the fourth quarter of 1996, net earnings were $51.5 million, a decrease of 7 percent from 1995's $55.1 million. Capital equipment financing originated for end users in the fourth quarter of 1996 was $2.1 billion, an increase of 62 percent compared with the same 1995 period. For the fourth quarter of 1996, working capital financing for distribution channels was $4.1 billion, a 28 percent increase compared with the same 1995 period.
  W. Wilson Lowery, Jr., chairman of IBM Credit Corporation and general manager, IBM customer financing, said, "Our customers have responded to our financing offerings with ever-increasing commitments, both in the United States and worldwide from IBM's other customer financing organizations. IBM customer financing employees' dedication to solving customers' problems together with their skill and professionalism have contributed to these record results."
  Mr. Lowery added that IBM customer financing offerings will continue to be flexible and attractive, responding to customers' total information technology financing needs by providing low-interest-rate solutions for hardware, software and services for businesses of all sizes, combined with easy technology migration paths that protect customers' investments, and industry-leading asset management solutions that satisfy the emerging concern for control of distributed
IT assets.
  IBM Credit Corporation is a wholly owned subsidiary of IBM Corporation, offering end-user customer leasing and financing for IBM and complementary solutions and non-IBM information technology acquired from IBM or remarketers. A broad array of asset management services is offered, and IBM Credit also provides remarketers with inventory and accounts receivable financing.
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